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                                                                    EXHIBIT 23.2








CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements of KongZhong Corporation on Form S-8 (File No. 333-122530 and File No. 333-132219, filed with the Securities and Exchange Commission on February 4, 2005 and March 6, 2006, respectively) of our report dated April 18, 2006, relating to the financial statements of KongZhong Corporation as of December 31, 2003, 2004 and 2005 and for the years ended December 31, 2003, 2004 and 2005, appearing in this annual report of KongZhong Corporation on Form 20-F.





/s/ Deloitte Touche Tohmatsu CPA Ltd.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, China
June 16, 2006